EXHIBIT 10.23
________________________________

             JOINT VENTURE AGREEMENT
                        OF
WEB ONE WIRELESS I.S.P. - BATON ROUGE, J.V.

This Joint Venture Agreement, dated as of January 24, 1997, by and between
Media
Entertainment, Inc., a Nevada corporation ("MEI"), and Web One, Inc., a Louisiana corporation ("WebOne"), MEI and WebOne collectively sometimes referred to as the
"Joint Venturers" or the "Venturers" herein.

                SECTION I - GENERAL

1.1  Venture Name.  The name of the Joint Venture is Web One Wireless
I.S.P. - Baton
Rouge, J.V.

1.2  Addresses of Venturers.  The address of MEI is 8478 Quarters Lake Road,
Baton
Rouge, Florida 70809. The address of WebOne is 8478 Quarters Lake Road, Baton Rouge, Louisiana 70809.

             SECTION II - DEFINITIONS

2.1 "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity.

2.2  "Agreement" means this Joint Venture Agreement of Web One Wireless
I.S.P. -
Baton Rouge, J.V.

2.3 "Capital Account" means, for each Venturer, the amount of its capital contribution, which amount shall be increased by (i) its additional capital contributions to the Joint
Venture, if any, and (ii) his proportionate share of Joint Venture profits and gains, and decreased by (iii) distributions by the Joint Venture to such Venturer and (iv) such
Venturer's proportionate share of Joint Venture losses.

2.4 "Gross Receipts" means the amount of Joint Venture revenue from all sources whatsoever.

2.5 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

2.6 "Joint Venture" means the joint venture formed under this Agreement under the name
"Web One Wireless I.S.P. - Baton Rouge, J.V."

2.7 "Joint Venture Agreement" means this Joint Venture Agreement of Web One Wireless I.S.P. - Baton Rouge, J.V.

2.8. "Managing Venturer" means Web One, Inc., a Louisiana corporation.

2.9 "Net Cash Flow" means Gross Receipts from Joint Venture operations for each fiscal year, less cash operating expenses for each fiscal year.

2.10 "Registered Agent" means the person named in the Joint Venture Agreement to receive legal service upon the Joint Venture.

2.11 "Registered Office" means the office named in the Joint Venture Agreement where all of the Joint Venture's books and records will be kept.

2.12 "Remaining Net Cash Flow" means Net Cash Flow less payments for the satisfaction of current debts and obligations of the Joint Venture and establishing such Working
Capital Reserves as the Managing Venturer deems necessary for Joint Venture operations.

2.13 "Unrecovered Cash Contributions" means the amount of cash contributed to the capital of the Joint Venture which has not been returned to the contributing Joint Venturer by distributions from the Joint Venture pursuant to Section VIII.

2.14 "Working Capital Reserves" means the amount of cash reserves taken from Net Cash
Flow of the Joint Venture, which the Managing Venturer deems necessary to the prudent operation of the Joint Venture.

                SECTION III - TERM

3.1 The term of the Joint Venture shall be from the date of the execution of this Joint
Venture Agreement until December 31, 2021, unless extended or sooner terminated in accordance with this Agreement.

               SECTION IV - PURPOSE

4.1 The purpose of the Joint Venture is to establish a plan of business for, and operate as, a wireless Internet Service Provider in the City of Baton Rouge, Louisiana, all to earn a profit.

         SECTION V - JOINT VENTURE OFFICE
               AND REGISTERED AGENT

5.1 Joint Venture Office. The Registered Office of the Joint Venture in the State of
Louisiana shall be 8478 Quarters Lake Road, Baton Rouge, Louisiana 70809, or at such other location as the Venturers may determine.

5.2  Registered Agent.  The Registered Agent of the Joint Venture in the
State of
Louisiana shall be David M. Loflin, 8478 Quarters Lake Road, Baton Rouge, Louisiana
70809.

5.3 Documents to be Maintained. The Managing Venturer shall keep the following documents at the Registered Office of the Joint Venture specified in
Section 5.1
hereinabove:

(a)  a copy of this Agreement and all amendments hereto;

(b) copies of the Joint Venture's federal, state and local tax returns and reports for the three (3) most recent years, if any; and

(c) copies of financial statements of the Joint Venture for the three (3) most recent years, if any.

Such documents shall be available for inspection and copying during ordinary business hours at the request of, and at the expense of, the requesting Venturer.

      SECTION VI - CAPITAL AND CONTRIBUTIONS

6.1 Upon formation of the Joint Venture, the Managing Venturer will contribute to the capital of the Joint Venture cash in the amount of $5,000.

6.2 Upon formation of the Joint Venture, MEI will contribute to the capital of the Joint
Venture cash in the amount of $5,000.

6.3 Capital Accounts. Each Venturer's capital account shall be increased (credited) by

(a) the amount of its capital contributions to the Joint Venture pursuant to Sections 6.1 and 6.2;

(b)  the amount of income from operations allocated to it pursuant to
Section 7.1(a);

(c)  the amount of gains allocated to it pursuant to Section 7.2(b);

and shall be decreased (debited) by

(d)  the amount of losses from operations allocated to it pursuant to
Section 8.1;

(e) all amounts paid or distributed to it pursuant to Section 8.1 (other than distributions to any Venturers in repayment of principal and interest on loans); and

(f)  the amount of any losses allocated to it pursuant to Section 8.2.

SECTION VII - NET INCOME AND LOSSES FROMOPERATIONS;
AND NET GAINS AND LOSSES FROM DISPOSITION OF ASSETS

7.1 Operations. All "net income" and "net losses" of the Joint Venture from operations for any calendar quarter or part thereof, as determined for federal income tax purposes, shall be allocated as follows:

(a) for each fiscal year of the Joint Venture from date of its formation, all net losses shall be allocated 50% to MEI and 50% to WebOne;

(b) for each fiscal year of the Joint Venture from the date of its formation, all net income shall be allocated 50% to MEI and 50% to WebOne.

7.2 Interim Capital Transactions. All net gains and net losses of the Joint Venture, as determined for Federal income tax purposes, in connection with the sale of software programs, licensing or sale of other assets, and any similar transactions which, in accordance with generally accepted accounting principles, are attributable to capital but which do not result in dissolution of the Joint Venture (an "Interim Capital Transaction") shall be allocated as follows:

(a) first, an amount of the net gains up to the amount of proceeds to be distributed pursuant to Section 8.2(a)(i) shall be allocated to the Joint Venturers in the same amounts as the proceeds are to be distributed;

(b) then, after adjustment of the capital accounts of the Joint Venturers to reflect the allocation of gains under Section 7.1 and distributions and amounts available for distribution pursuant to Section 8.2(a)(i), the net gains or net losses shall be allocated as provided for allocation of net gains and losses pursuant to Sections 7.1(a) (losses) and (b)
(gains).

7.3 Dissolution and Termination. All net gains and net losses of the Joint Venture, as determined for Federal income tax purposes, in connection with a dissolution and termination of the Joint Venture, shall be allocated between the Joint Venturers as follows:

(a)   50% to MEI and 50% to WebOne.

           SECTION VIII - DISTRIBUTIONS

8.1 Definition of "Taxable Distributable Income". "Taxable Distributable Income" shall be determined at the end of each fiscal year of the Joint Venture, and shall mean Gross
Receipts from operations of the Joint Venture for each fiscal year, less cash operating expenses for each fiscal year. For purposes of determining Net Operating Income and Net
Cash Flow, "Gross Receipts" shall mean proceeds from sales of products by the Joint
Venture in excess of the cost to the Joint Venture for such products.

8.2  (a)  Operations.   During the period of operations of the Joint Venture,
from the date
of its formation and ending upon the dissolution and termination of the Joint Venture, after providing for the satisfaction of the current debts and obligations of the Joint
Venture and establishing such working capital reserves (the "Working Capital Reserves") as the Managing Venturer deems necessary for Joint Venture purposes. The Managing
Venturer, may, in his sole discretion, make distributions of "Remaining Cash Flow" (Net
Cash Flow less the above payments), at the end of each calendar quarter, as follows:

(i)  50% to MEI and 50% to WebOne;

(ii) any Working Capital Reserves subsequently included in Remaining Net Cash Flow and distributed shall be distributed in the same manner as described in
Section 8.2(a)(i).

(b) Dissolution and Termination Proceeds. Upon the dissolution and termination of the
Joint Venture, the Net Gross Proceeds of the sale of all the assets of the Joint Venture after making payment of or provision for the liabilities and obligations of the Joint
Venture shall be distributed or paid, as appropriate, in the following order of priority:

(i) first, an amount equal to the unpaid interest and principal of any unpaid loan by a
Venturer to the Joint Venture, such distributions being treated first as in payment of accumulated interest and next as in payment of principal of such loans;

(ii) next, 50% to MEI and 50% to WebOne.

8.3 Cash Distributions. All cash distributions to the Joint Venturers shall be made to the
Joint Venturers at the addresses specified in Section 1.2 or such other addresses of which the Joint Venturers shall notify the Joint Venture in writing.

8.4 Limitation to Cash in Return of Capital. No Venturer shall be entitled to demand and receive property other than cash in return for its capital contributions to the Joint Venture.

        SECTION IX - CONTROL AND MANAGEMENT

9.1 Management. The Managing Venturer shall, except as specifically limited herein, have full, exclusive and complete discretion in the management and control of the Joint
Venture for the purposes set forth in Section 4.1. In any exercise of management authority by the Managing Venturer under this Section, the Managing Venturer agrees to manage and control the affairs of the Joint Venture to the best of its ability, and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice.



9.2 Specific Management Rights. Subject to any limitations expressly set forth in this
Agreement, the Managing Venturer shall invest the capital of the Joint Venture in pursuit of the purposes of the Joint Venture as set forth in Section IV hereof. Without limiting the generality of the foregoing, the Managing Venturer is expressly authorized on behalf of the Joint Venture to:

(a) enter into a Joint Venture Management Agreement with WebOne in the form attached hereto as Exhibit "A";

(b) procure and maintain with responsible companies such insurance as may be available in such amounts and with respect to such risks as are deemed appropriate by the
Managing Venturer;

(c) execute and deliver on behalf of and in the name of the Joint Venture, or in the name of an agent of the Joint Venture, notes, financing statements, any and all documents, agreements and undertakings relating to institutional financing, leases, subleases, bills of sale and any and all other instruments necessary or incidental to the conduct of the Joint
Venture's business;

(d) coordinate all accounting and clerical functions of the Joint Venture and employ such accountants, lawyers, managers, agents or other personnel as may be required from time to time to carry on the business of the Joint Venture; and

(e) control and perform, or cause to be performed, all other activities incident to managing the operations and affairs of the Joint Venture unless otherwise specifically stated in Section 9.3 hereinbelow.

9.3 Limitation on Management Rights. Notwithstanding the generality of the foregoing, the Managing Venturer shall not, without the consent of MEI, be empowered to:

(a)  do any act in contravention of this Agreement;

(b) do any act which would make it impossible to carry on the ordinary business of the
Joint Venture;

(c)  confess a judgment against the Joint Venture;

(d) possess Joint Venture property or assign any rights in specific Joint Venture property for other than a Joint Venture purpose; and

(e)  change or reorganize the Joint Venture into any other legal form.

9.4 Conflicts of Interest. Any Venturer may engage in or possess an interest in other business ventures of any nature or description independently or with others, except that no venturer shall invest in, manage, own, participate in directly or indirectly in any business, corporation, partnership or other juridical entity, including a sole proprietorship, having a business substantially similar to that embodied in the business to be established hereunder. To the extent any venturer shall engage in or possess an interest in any other business not prohibited hereunder, no other venturer shall have any rights in or to such independent ventures or the income or profits derived therefrom.

9.5 Limitations on Managing Venturer's Liability. The Managing Venturer will not be liable, responsible or accountable in damages or otherwise to its co-venturer for any acts performed by it, or for its failure to act, in good faith and within the scope of this
Agreement, and not attributable to gross negligence, malfeasance, fraud, breach of fiduciary duty or breach of any express warranty or representation in this Agreement; and the Joint Venture, but not any Venturer, shall indemnify and hold harmless the Managing
Venturer from any loss, damage, liability, cost or expense (including reasonable attorneys'
fees) arising out of any act or failure to act by it, if such act or failure to act is in good faith, within the scope of this Agreement, and is not attributable to gross negligence, malfeasance, fraud, breach of fiduciary duty or breach of any express warranty or representation in this Agreement.

 SECTION X - OBLIGATIONS OF THE MANAGING VENTURER

10.1 Joint Venture Management. The Managing Venturer shall act as the agent of the
Joint Venture as sole Manager and in such capacity shall perform for the Joint Venture all services customarily performed by a managing venturer of a joint venture engaged in the activity to be undertaken by the Joint Venture.

     SECTION XI - DISSOLUTION AND TERMINATION

11.1 Dissolution. The Joint Venture shall be dissolved and its business wound up, upon the earliest to occur of:

(a)  December 31, 2021;

(b) the unanimous written consent of the Joint Venturers, that the Joint Venture should be dissolved;

(c)  the bankruptcy or insolvency of the Managing Venturer; or

(d)  the sale of all or substantially all of the Joint Venture's assets.

For the purposes of this Agreement, the term "Bankruptcy" means the filing of a petition for relief as to any person as debtor or bankrupt under the Federal bankruptcy laws
(except if such petition is contested by such person); or the filing by such person or by another of a petition or application to declare the insolvency of such person or for the appointment of a receiver or a trustee for such person or a substantial part of his assets;
provided that if such proceeding is commenced by another and such person indicates his approval of such proceeding, consents thereto or acquiesces therein, such proceeding is not contested by such person. The insolvency of a person shall be deemed to occur when such person's assets are insufficient to pay his liabilities and he shall so admit to the
Venturers.

11.2 No Release of Contractual Obligations. It is understood and agreed, however, that no dissolution of the Joint Venture shall release or relieve any of the parties hereto of their contractual obligations under this Agreement.

11.3 Distributions of Cash or In Kind. Upon any such dissolution, all Joint Venture assets shall be sold and the proceeds distributed, or such assets distributed in kind if the
Managing Venturer so elects, to the Venturers in their respective shares as provided herein.

             SECTION XII - ACCOUNTING

12.1 Fiscal Year. The fiscal year of the Joint Venture shall be the calendar year.

12.2 Method of Accounting. The Managing Venturer may maintain the Joint Venture's management reports on a cash transaction basis; nevertheless, it shall keep, or cause to be kept, full and accurate records of all transactions of the Joint Venture either on a cash or accrual method of accounting.

12.3 Books of Accounts. All of such books of account shall, at all times, be maintained at the Registered Office of the Joint Venture, and shall be open during reasonable business hours for the reasonable inspection and examination by the Joint Venturers or their authorized representatives, who shall have the right to make copies thereof.

12.4 Tax Returns. The Managing Venturer, at Joint Venture expense, shall prepare or cause to be prepared (by March 1st of the year after the tax year to which such tax return relates), a federal income tax return and such state tax returns as are required for the Joint
Venture on either the accrual or cash method of accounting.

       SECTION XIII - REPORTS AND STATEMENTS

13.1 Reports and Statements.

(a) Within sixty (60) days after the end of each fiscal year of the Joint Venture, the
Managing Venturer shall cause to be delivered to the Joint Venturers an annual Cash Flow
Report for the prior fiscal year of the Joint Venture showing all income and expenses for said fiscal year. Said report shall be delivered to the Joint Venturers together with any amounts distributable to such Joint Venturers pursuant to Section VIII.

(b) On or before March 15th of the year following the end of each fiscal year of the Joint
Venture, the Managing Venturer shall cause to be delivered to each of the Venturers such information as shall be necessary (including a statement for that year of each such
Venturer's share of net income, net gains and losses, and other items of the Joint Venture) for the preparation by each Venturer of federal and state income and other tax returns.

(c) Within ninety (90) days after the end of each fiscal year of the Joint Venture, beginning with the fiscal year ending December 31, 1997, the Managing Venturer shall cause to be delivered to the Joint Venturers financial statements which shall have been certified by a firm of Certified Public Accountants, at the expense of the Joint Venture, which certification shall state that such statements fairly present the financial position and results of operations of the Joint Venture in accordance with generally accepted accounting principles applied on a consistent basis.

            SECTION XIV - BANK ACCOUNTS

14.1 The Managing Venturer shall open and maintain a special bank account or accounts in which shall be deposited all funds of the Joint Venture. Withdrawals from such account or accounts shall be made upon the signature or signatures of such person or persons as the Managing Venturer shall designate.

               SECTION XV - NOTICES

15.1 Whenever any notice is required or permitted to be given under any provisions of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given when delivered by personal delivery or mailed by certified mail, postage prepaid, return receipt requested, addressed to the person or persons to whom such notice is to be given at the offices set forth in
Section 1.2.

             SECTION XVI - ARBITRATION

16.1 Any dispute arising under this Joint Venture agreement shall be resolved by arbitration in New Orleans, Louisiana, under the Rules of the American Arbitration
Association, as then in effect. The determination and award of the arbitrator shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction.

           SECTION XVII - BINDING EFFECT

17.1 Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors and assigns.

       SECTION XVIII - NO ORAL MODIFICATION

18.1 No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

           SECTION XIX - APPLICABLE LAWS

19.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

             SECTION XX - COUNTERPARTS

20.1 This Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart.

          SECTION XXI - ENTIRE AGREEMENT

21.1 This Agreement constitutes the entire agreement and understanding between the parties and may not be modified or amended, except as specifically provided for in this
Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and certified this Joint Venture Agreement as of the day and year first above written.

MEDIA ENTERTAINMENT, INC.               WEB ONE, INC.

By:  /s/   David M. Loflin                   By:  /s/   Ross S. Bravata
     David M. Loflin                                   Ross S. Bravata
     President                                               President